Exhibit 99.1

eGain Announces Fiscal 2015 First Quarter Financial Results

•	Quarterly revenue of $20.7 million up 32% year-over-year
•	Quarterly subscription and support revenue of $10.4 million up 10% year-over-year
•	First quarter adjusted EBITDA of $0.9 million compared to a loss of $1.0 million in the first quarter of fiscal 2014
•	eGain reiterates guidance for fiscal 2015 full year total revenue of between $90.0 million and $95.0 million

Sunnyvale, Calif. (November 3, 2014) – eGain (NASDAQ: EGAN), the leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2015 first quarter ended September 30, 2014.

Ashu Roy, eGain’s CEO, commented, “We are off to a good start in fiscal 2015, growing quarterly bookings and revenue on a sequential and year-over-year basis.  Our sales organization is building momentum with both direct and partner-led engagements.  Finally the Exony integration is progressing well, ahead of our internal timeline.  We remain positive on our outlook for 2015 and beyond.”

Fiscal 2015 First Quarter Results:

Total GAAP revenue for the fiscal first quarter was $20.7 million, an increase of 32% on a year-over-year basis. Subscription and support revenue for the fiscal first quarter was $10.4 million, an increase of 10% on a year-over-year basis. License revenue for the fiscal first quarter was $6.7 million, an increase of 75% on a year-over-year basis. Professional services revenue for the fiscal first quarter was $3.5 million, an increase of 48% on a year-over-year basis. Our first fiscal quarter results reflect the inclusion of Exony since the closing of the acquisition on August 6, 2014.

Gross profit for the fiscal first quarter was $13.7 million, compared to $10.1 million for the first quarter of fiscal 2014. Gross margin for the fiscal first quarter was 66%, compared to 65% in the first quarter last year. The subscription and support revenue gross margin for the fiscal first quarter was 72%, compared to 79% in the first quarter last year.

Adjusted EBITDA for the fiscal first quarter was $0.9 million compared to a loss of $1.0 million for the first quarter of fiscal 2014.

GAAP net loss for the fiscal first quarter was $1.6 million, or a loss of $0.06 per share on a basic and diluted basis, compared to net loss of $2.0 million, or $0.08 per share on a basic and diluted basis, for the first quarter of last year.

Total cash, cash equivalents and restricted cash decreased to $7.1 million as of September 30, 2014, from $8.8 million as of June 30, 2014.

Total deferred revenue (which includes both deferred revenue on the balance sheet of $14.8 million and unbilled deferred revenue that remains off balance sheet of $30.8 million, collectively representing contractual commitments that have not been recognized as revenue) was $45.6 million as of September 30, 2014, compared to $36.3 million as of June 30, 2014.

Fiscal 2015 Guidance:

eGain reiterates its fiscal 2015 guidance of annual total revenue of between $90.0 million and $95.0 million and annual subscription and support revenue of between $44.5 million and $46.5 million, inclusive of revenue from the Exony acquisition, but before adjusting for the impact of purchase accounting.

Non-GAAP Financial Measures:

The reported results include adjusted EBITDA, a non-GAAP financial measure, defined as net income (loss), adjusted for the impact of purchase accounting adjustments to deferred revenue related to acquisitions, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax provision, amortization of acquired intangibles, and acquisition-related expenses. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Time. To access the live call, please dial (888) 481-2844 (U.S. toll free) or (719) 325-2432 (international), and give the participant pass code 3762631. A live webcast of the call can be accessed from the investors section at www.egain.com. An audio replay of the conference call can be accessed at (888) 203-1112 (U.S. toll-free) or (719) 457-0820 (international). The replay will be available starting two hours after the call and remain in effect for one week. The required pass code is 3762631. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain’s customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in a multichannel world. To find out more about eGain Corporation, visit http://www.egain.com/company/investors/

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To learn more about us, visit www.eGain.com or call our offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other matters, statements about the Company’s market opportunities, statements pertaining to Company’s acquisition of Exony, statements referring to organizational changes, statements about the Company’s financial results for the fiscal first quarter of fiscal 2015 ended September 30, 2014, statements with respect to total revenue, statements regarding deferred revenue, subscription and support revenue, license revenue and statements regarding our fiscal 2015 guidance, including sources of revenue and business mix. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to;  risks that our hybrid revenue model and lengthy sales cycles may negatively affect our operating results; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to successfully integrate Exony; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks associated with new product releases; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 12, 2014, and eGain’s quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain. All other company names and products are trademarks or registered trademarks of their respective companies.

eGainMKR Group Investor Relations

Charles Messman, VP Finance              Todd Kehrli or Jim Byers

Phone: 408-636-4500Phone: 323-468-2300

Email:

eGain Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,111	$8,785
Restricted cash	1,944	30
Accounts receivable, net	15,402	11,163
Deferred commissions	598	865
Prepaid and other current assets	1,870	1,348
Total current assets	24,925	22,191
Property and equipment, net	4,220	4,489
Deferred commission, net of current portion	225	337
Intangible assets	9,705	—
Goodwill	13,229	4,880
Other assets	794	750
Total assets	$53,098	$32,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,928	$2,162
Accrued compensation	6,931	5,729
Accrued liabilities	3,960	1,456
Deferred revenue	13,383	12,920
Capital lease obligation	399	392
Bank borrowings	1,167	1,417
Total current liabilities	28,768	24,076
Deferred revenue, net of current portion	1,380	793
Capital lease obligation, net of current portion	381	625
Bank borrowings, net of current portion	10,533	3,583
Other long term liabilities	2,307	521
Total liabilities	43,369	29,598
Stockholders' equity:
Common stock	26	25
Additional paid-in capital	338,967	330,657
Notes receivable from stockholders	(84)	(83)
Accumulated other comprehensive loss	(964)	(970)
Accumulated deficit	(328,216)	(326,580)
Total stockholders' equity	9,729	3,049
Total liabilities and stockholders' equity	$53,098	$32,647

eGain Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	September 30,
	2014	2013
Revenue:
Subscription and support	$10,445	$9,466
License	6,728	3,838
Professional services	3,531	2,378
Total revenue	20,704	15,682
Cost of subscription and support	2,879	1,971
Cost of license	28	26
Cost of professional services	4,080	3,536
Total cost of revenue	6,987	5,533
Gross profit	13,717	10,149
Operating expenses:
Research and development	3,741	2,106
Sales and marketing	8,505	7,395
General and administrative	2,942	2,206
Total operating expenses	15,188	11,707
Loss from operations	(1,471)	(1,558)
Interest expense, net	(123)	(92)
Other expense, net	(10)	(260)
Loss before income tax provision	(1,604)	(1,910)
Income tax provision	(32)	(94)
Net loss	$(1,636)	$(2,004)

Per share information:
Basic net loss per common share	$(0.06)	$(0.08)
Diluted net loss per common share	$(0.06)	$(0.08)
Weighted average shares used in computing basic net loss per common share	26,187	25,178
Weighted average shares used in computing diluted net loss per common share	26,187	25,178

Summary of amortization of purchased intangibles from business combinations in the costs and expenses above:
Cost of revenue	$41	$—
Research and development	$267	$—
Sales and marketing	$105	$—
General and administrative	$12	$—

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$129	$67
Research and development	$193	$47
Sales and marketing	$124	$133
General and administrative	$112	$99

eGain Corporation
GAAP to Non-GAAP Reconciliation Table
(in thousands)
(unaudited)

		Three Months Ended
		September 30,
		2014	2013

Adjusted EBITDA
Net loss		$(1,636)	$(2,004)
Add:	Purchase accounting adjustments to deferred revenue related to acquisitions	86	-
	Depreciation and amortization	668	463
	Stock-based compensation expenses	558	346
	Interest expense, net	123	92
	Income tax provision	32	94
	Amortization of acquired intangible assets	425	-
	Acquisition-related expenses	615	-
Adjusted EBITDA		$871	$(1,009)